                                                               EXHIBIT 11.1

                          CELL THERAPEUTICS, INC.

                       (A DEVELOPMENT STAGE COMPANY)

         COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE

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
                                             YEAR ENDED DECEMBER 31,
                                      ----------------------------------------
                                          1994          1995          1996
                                      ------------  ------------  ------------
Net loss............................  $(19,499,283) $(19,992,475) $(13,928,189)
                                      ============  ============  ============
Net loss per share
Shares used in calculating pro forma
 net loss per share:
  Weighted average common shares
   outstanding......................     4,716,399     4,771,247     4,939,388
                                      ------------  ------------  ------------
   Total............................     4,716,399     4,771,247     4,939,388
                                      ============  ============  ============
Net loss per share..................  $      (4.13) $      (4.19) $      (2.82)
                                      ============  ============  ============
Net loss......................................................    $(13,928,189)
                                                                  ============
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
Pro forma net loss per share
Shares used in calculating pro forma net loss per share:
  Weighted average common shares outstanding.....................    4,939,388
  Weighted average common shares giving effect to conversion of convertible preferred stock to common stock at the time of
   preferred stock issuance......................................    3,288,500
                                                                  ------------
   Total.........................................................    8,227,888
                                                                  ============
Pro forma net loss per share..................................... $      (1.69)
                                                                  ============
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